UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2018, the Compensation Committee of the Board of Directors of Tecnoglass Inc. (the “Company”) approved the following compensation arrangements for 2019 for each of Jose Daes, the Company’s Chief Executive Officer, Christian Daes, the Company’s Chief Operating Officer, and Santiago Giraldo, the Company’s Chief Financial Officer: (i) with respect to each of Messrs. Daes and Daes, a base salary of USD$1,200,000 plus a bonus of up to USD$240,000; and (ii) with respect to Mr. Giraldo, a base salary increase of 10% payable in Colombian pesos, which as of the exchange rate on December 4, 2018 would represent a new base salary of approximately USD$184,000, and a bonus of up to USD$55,000 per year. Each of the bonuses will be based on the Company’s 2019 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2018

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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